EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Novint Technologies, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 14, 2007 (the “Report”), I, Tom Anderson, Chief Executive Officer, President and Acting Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2007

Albuquerque, New Mexico	/s/ TOM ANDERSON

Tom Anderson
Chief Executive Officer, President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to and will be retained by Novint Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.